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                                                                    Exhibit 23.5

        [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP -- SPOKANE, WASHINGTON]


             CONSENT OF INDEPENDENT ACCOUNTANTS REGARDING GR-MONTANA


We consent to the inclusion in this registration statement on Form S-4 of our report, which includes an explanatory paragraph related to a change in accounting for the impairment of long-lived assets in 1996, dated February 23, 1998, except for Note 9 as to which the date is March 3, 1998, on our audits of the consolidated financial statements of Gold Reserve Corporation. We also consent to the reference to our firm under the caption "Experts."

                                                /s/ PricewaterhouseCoopers LLP

November 25, 1998